UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549


                                    FORM 8-K



                       CURRENT REPORT PURSUANT TO SECTION
                     13 OR 15(D) OF THE SECURITIES EXCHANGE
                                  ACT OF 1934



                         Date of Report:  June 18, 1997



                        HUMPHREY HOSPITALITY TRUST, INC.
             (Exact name of registrant as specified in its charter)




                     Virginia                               52-1889548
            (State of Incorporation)                     (I.R.S. employer
                                                        identification no.)

12301 Old Columbia Pike, Silver Spring MD  20904          (301) 680-4343
    (Address of principal executive offices)     (Registrant's telephone number)



                                      N/A
         (Former Name or Former Address, if Changed Since Last Report)

Item 2.         Acquisitions or Disposition of Assets


        On June 10, 1997, Humphrey Hospitality Trust, Inc., through its partnership, Humphrey Hospitality L.P. (the "Partnership") completed the acquisition of a 83-room Holiday Inn Express hotel in Allentown, Pennsylvania from 644 Associates.

        The purchase price for the hotel was follows:

        Allentown, Pennsylvania                 $3,750,000

        The purchase price was paid through the use of borrowings from the Partnership's credit facility.

        The property is to be leased by the Partnership to Humphrey Hospitality Management, Inc., the lessor of the Partnership's other hotel properties, pursuant to a percentage lease which provides for rent based, in part, on the room revenues from the hotel. The lease went into effect on June 10, 1997.

        The following table sets forth (i) the annual Base Rent, and (ii) the annual Percentage Rent formula:


Acquired Hotel          Base Rent       Percentage Rent Formula
--------------          ---------       -----------------------
Holiday Inn Express     $262,500        14.2% of quarterly room  revenues  up to
Allentown, PA                           room revenues of  $1,250,000  per annum,
                                        plus 8.5% of semi-annual room revenues up to $1,250,000 of room revenues per annum, plus 35% of room revenues in excess of $1,250,000 of room revenues per annum, plus 8% of monthly other revenues.

Item 7. Financial Statements.  Pro Forma Financial Information and Exhibits

        As of the date of this report, historical audited financial information is not available. Audited financial information will be provided for the above acquisition, which did not meet the "significant amount of assets" test under
Item 2 of Form 8-K or Rule 3-05 of Regulation S-X for the periods specified under Rule 3-05 of Regulation S-X, within sixty days of this report.

                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused the report to be signed on its behalf by the undersigned thereunto duly authorized.



                                        Humphrey Hospitality Trust, Inc.



Date: 6/18/97                      By:  /s/ James I. Humphrey Jr.
                                        -------------------------
                                        James I. Humphrey Jr.
                                        Chairman and President